Exhibit 10.16.4

Execution Version

THIRD AMENDMENT TO MASTER EXCHANGE AGREEMENT

THIS THIRD AMENDMENT is dated as of August 10, 2018 (this “ Third Amendment ”), and amends in part that certain MASTER EXCHANGE AGREEMENT, as amended and restated on January 18, 2018 with effect as of January 12, 2018 (the “ Agreement ”), and further amended by the First Amendment thereto, dated April 30, 2018 (the “ First Amendment ”), and the Second Amendment thereto, dated June 29, 2018 (the “ Second Amendment ”), by and among GWG HOLDINGS, INC., a Delaware corporation (“ GWG ”), GWG LIFE, LLC, a Delaware limited liability company and wholly owned subsidiary of GWG, THE BENEFICIENT COMPANY GROUP, L.P., a Delaware limited partnership, MHT FINANCIAL SPV, LLC, a Delaware limited liability company and wholly owned subsidiary of MHT Financial, L.L.C., and each of the EXCHANGE TRUSTS that is a party to the Agreement (the “ Seller Trusts ”), and as agreed to and accepted by Murray T. Holland and Jeffrey S. Hinkle, as trust advisors to the Seller Trusts. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement, as amended to date;

WHEREAS, pursuant to and in accordance with Section 11.10 of the Agreement, the parties wish to amend the Agreement further as set forth in this Third Amendment in order to enable the parties to obtain the benefit of their bargain under the Agreement in an expedited manner in light of certain regulatory delays to the consummation of the Agreement in full.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Amendments to the Agreement .

1. The fourth WHEREAS clause is deleted in its entirety and replace with the following:

“WHEREAS, upon the terms and subject to the conditions of this Agreement, (a) GWG desires to acquire the MLP Units owned by the Seller Trusts at a price of $10.00 per unit in exchange for (i) up to 29.1 million shares of common stock, par value $0.001 of GWG (the “ GWG Common Stock ”) (subject to adjustment as set forth in Section 8.4 hereof), the resale of which shall be registered with the Securities and Exchange Commission (the “ SEC ”) and, subject to issuance, approved for listing on The NASDAQ Capital Market (“ NASDAQ ”) (the “ Stock Consideration ”), (ii) a new series of L Bonds issued by GWG (the “ GWG L Bonds ”) issued pursuant to a supplemental indenture (the “ Supplemental Indenture ”) in an aggregate principal amount of up to $403,234,866 (the “ Debt Consideration ”), (b) the Seller Trusts desire to exchange the MLP Units, on a pro rata basis based on their respective ownership of MLP Units, for such GWG Common Stock and GWG L Bonds (the Stock Consideration and the Debt Consideration, collectively, the “ Consideration ”), (iii) the Company shall issue to GWG an amount of securities or other instruments in an amount calculated in accordance with Section 2.4(a) hereof (the “ Additional Consideration ”), and (iv) GWG shall issue to the Company the Convertible Preferred Stock (as defined in Section 2.4(b) hereof);”

2. The fifth WHEREAS clause is hereby deleted in its entirety. The Parties agree further that all references to MHT Financial SPV, LLC contained in the Agreement (other than as set forth in the last sentence of Section 5.6(a) hereto), together with all rights and obligations relating thereto, are hereby deleted and that such entity shall, as of the effective date of this Third Amendment withdraw and no longer be a party to the Agreement.

3. The definition of “Transaction Agreements” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

“ Transaction Agreements ” shall mean this Agreement, the Orderly Marketing Agreement, the Shareholders’ Agreement, the Commercial Loan Agreement, the Exchangeable Note, the Supplemental Indenture, as each such term is defined herein, and the registration rights agreements provided for in Sections 7.6 and 9.2(c)(iv) .

4. All references to that certain “Private Placement Memorandum, dated September 20, 2017,” shall be amended and replaced with “Private Placement Memorandum, initially dated September 20, 2017, as amended through March 12, 2018.”

5. ARTICLE II: EXCHANGES; CLOSING is hereby deleted in its entirety and replaced with the following:

Section 2.1 “ The Sale and Exchange .

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, each Seller Trust shall sell, assign, transfer and deliver to GWG, and GWG shall purchase and acquire from each Seller Trust, (i) those MLP Units set forth next to each Seller Trust’s name on Schedule I or as otherwise identified in writing by the Company and agreed to by GWG, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws), at a price of $10.00 per MLP Unit (the “ MLP Unit Exchange Price ”) in exchange for (A) satisfaction in full of the Exchangeable Note (as defined in Section 2.3 ) and (B) aggregate Consideration to be delivered in the form of (i) the Stock Consideration, free and clear of all Liens (other than Liens arising under the Securities Act and state securities laws), and (ii) the Debt Consideration containing the terms set forth in Exhibit A hereto or as otherwise agreed by the parties, free and clear of all Liens (other than Liens arising under the Securities Act and state securities laws), each in such amount as is set forth next to such Seller Trust’s name on Schedule I or, if not set forth therein, as otherwise identified in writing by the Company and agreed to by GWG. Such consideration shall be delivered to the Seller Trusts in two installments as follows: (i) the delivery of the Debt Consideration at the Initial Transfer (as defined in Section 2.5 below), and (ii) the delivery of the Stock Consideration and satisfaction of the Exchangeable Note at the Final Closing (as defined in Section 2.5 below).

(b) The Stock Consideration and the Debt Consideration shall be issued in such amounts and proportions as GWG, the Company and the Trust Advisors on behalf of the Seller Trusts shall determine not less than five (5) Business Days prior to the respective Closing, or such other time as shall be agreed by the parties; provided, however, that in no event shall the aggregate amount of GWG Common Stock issued as Stock Consideration exceed 29.1 million shares at a price per share of $10.00 and the aggregate principal amount of GWG L Bonds issued as Debt Consideration exceed $405 million; and provided, further, that in no event shall the aggregate Consideration received by the Seller Trusts be less than $550 million nor greater than $800 million.

Section 2.2 Commercial Loan . On the Initial Transfer Date, the Company shall enter into the Loan Agreement with GWG Life in a principal amount of $200 million, containing the principal terms as set forth in Exhibit B hereto, or as such parties shall otherwise mutually agree as set forth in the definitive Loan Agreement. The parties agree that entry into the Loan Agreement shall be in consideration for GWG and GWG Life entering into this Agreement and consummating transactions contemplated hereby and neither GWG Life or nor any of its Affiliates shall provide any cash proceeds or advances in connection with the Loan Agreement.

Section 2.3 Exchangeable Note . On the Initial Transfer Date, the Company shall deliver to GWG a promissory note (the “ Exchangeable Note ”) in the principal amount of $162,911,379. The Exchangeable Note shall accrue interest at a rate of 12.40% per annum, calculated on the basis of a 360-day year, and compounded annually on each anniversary of the Initial Transfer Date. At the earlier of the maturity date (as set forth in the Exchangeable Note) or the Final Closing, the outstanding principal balance of the Exchangeable Note (the “ Exchanged Amount ”), shall be satisfied in full by (a) the transfer by the Company to GWG of Common Units in an amount equal to the Exchanged Amount divided by the MLP Unit Exchange Price (the “ Exchangeable Note MLP Units ”) and (b) the payment in cash of all accrued interest from the Initial Transfer Date to the date of such payment (the “ Accrued Interest ”). The Company, GWG and GWG Life agree that, in lieu of payment of the Accrued Interest at the Final Closing Date (or if, earlier, the maturity date of the Exchangeable Note), the Company may, at its option, add an amount equal to such Accrued Interest to the then outstanding principal balance due under the Loan Agreement. The parties agree that the Exchangeable Note shall be in consideration for GWG entering into this Agreement and consummating transactions contemplated hereby and neither GWG or nor any of its Affiliates shall provide any cash proceeds or advances in connection with the Exchangeable Note.

Section 2.4 Additional Consideration .

(a) The Company shall issue to GWG the Additional Consideration on the Final Closing Date, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws). The Additional Consideration shall be an amount of securities or other instruments, containing the same rights, preferences and privileges as the NPC-A Unit Accounts, equivalent to seven percent (7%) of the total NPC-A Unit Accounts attributable to the Company Holdings’ founders and to Hicks Holdings Operating, LLC, based upon the estimated allocation of such Unit Accounts as of the preliminary third party valuation of Company Holdings, and subject to adjustment following the issuance of the Final Valuation (as defined below) or prior to the Final Closing Date and made on a pro rata basis with the NPC-A Unit Accounts held by Hicks Holdings Operating, LLC.

(b) The Company agrees to purchase $50 million of GWG’s convertible preferred stock (“ Convertible Preferred Stock ”), payable in cash, on the Initial Transfer Date. The Convertible Preferred Stock will be non-voting, have no dividend rights, and shall convert into GWG Common Stock (the “ Conversion Shares ”) at a conversion price of $10.00 per share immediately following the Final Closing. GWG shall take such action as is necessary to obtain the requisite approval from its Board of Directors for the terms as set out herein of the Convertible Preferred Stock and the issuance to the Company or, at the direction of the Company, to the Seller Trusts, as contemplated hereby.

Section 2.5 Closings; Deliverables.

(a) Upon the terms and subject to the conditions of this Agreement, the “ Initial Transfer ” of the transactions contemplated by this Agreement will take place as soon as practicable after the date hereof at 10:00 a.m., New York time, on such date, place and time as the parties shall mutually agree in writing (the “ Initial Transfer Date ”), provided that such date shall not be later than August 10, 2018, and the “ Final Closing ” of the transactions contemplated hereunder will take place at 10:00 a.m., New York time, on such date, place and time subsequent to the Initial Transfer as GWG and the Company shall mutually agree in writing (the “ Final Closing Date ”), provided that such date shall be as soon as practicable following the expiration of the 20-day period provided for in Rule 14c-2(b) under the Securities Exchange Act of 1934, as amended, following the mailing of the Information Statement to be prepared and delivered to GWG Stockholders in accordance with Section 7.3 hereof, it being understood that a definitive Information Statement shall be filed with the SEC and mailed to GWG Stockholders by GWG as soon as practicable following the delivery to GWG by the Company of the Company Financial Statements (as defined in Section 6.6(a) hereof). The Initial Transfer and the Final Closing may be referred to herein together as the “ Closings ” and, individually, as a “ Closin g,” as the context requires. References in the Agreement to the Closing Date shall mean the Initial Transfer Date or the Final Closing Date, as the context requires. Without limiting the generality of the foregoing, (i) for purposes of Articles III , IV and V , the term “Closing” shall mean each of the Initial Transfer and the Final Closing, (ii) for purposes of Section 6.1 , the term “Closing Date” shall mean the Final Closing Date, (iii) for purposes of Section 6.2(a) , the term “Closing Date” shall mean the Initial Transfer Date and the term “Closing” shall mean the Initial Transfer, (iv) for purposes of Section 6.2(b) and (c) , the term “Closing” shall mean the Initial Transfer (for the restrictions on any issuance and redemptions that occur on or prior to the Final Closing Date) and the Final Closing (for redemptions that occur on or after the Final Closing Date), (v) for purposes of Section 6.4(b) , the term “Closing” shall mean the Final Closing, (vi) for purposes of Section 7.5 , the term “Closing Date” shall mean the Final Closing Date, (vii) for purposes of Section 7.6 , the term “Closing” shall mean the Final Closing, (viii) for purposes of Section 8.2 , the term “Closing” shall mean the Final Closing, (xi) for purposes of Sections 8.4 and 8.8 , the term “Closing Date” shall mean each of the Initial Transfer Date and the Final Closing Date and the term “Closing” (for purposes of Section 8.4 ) shall mean each of the Initial Transfer and the Final Closing, and (x) for purposes of Sections 8.6 and 11.14 , the term “Closing” shall mean the Final Closing.

(b) At the Initial Transfer :

(i) (A) The Seller Trusts shall deliver, pro rata, to GWG a duly executed Assignment and Assumption of MLP Units, substantially in the form attached hereto as Exhibit C, evidencing the transfer of an aggregate of 4,032,349 MLP Units by the Seller Trusts, pro rata, to GWG, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws); (B) in connection therewith, GWG shall execute and deliver to the Company a joinder to the Amended and Restated Limited Partnership Agreement; and (C) the Company shall record in its books and records the ownership of such MLP Units in the name of GWG;

(ii) GWG Life and the Company shall execute and deliver the Loan Agreement;

(iii) The Company shall execute and deliver the Exchangeable Note to GWG;

(iv) GWG shall deliver to each Seller Trust, pro rata, a duly executed certificate, registered in such name or names and in such amounts as shall be designated by the Trust Advisors on behalf of the Seller Trusts not less than two (2) Business Days prior to the Initial Transfer, evidencing the pro rata Debt Consideration issuable thereto;

(v) GWG shall issue the Convertible Preferred Stock to the Company or, at the Company’s direction, to the Seller Trusts, and deliver a duly executed certificate, registered in the name or names as directed by the Company;

(vi) GWG shall record in its books and records the ownership of the Debt Consideration in such name or names as specified pursuant to Section 2.5(b)(iv) ; and

(vii) The appropriate parties shall deliver the items required to be delivered pursuant to Article IX.

(c) At the Final Closing :

(i) (A) The Seller Trusts shall deliver, pro rata, to GWG a duly executed Assignment and Assumption of MLP Units, substantially in the form attached hereto as Exhibit C, evidencing the transfer of an aggregate of 40,485,230 MLP Units by the Seller Trusts, pro rata, to GWG, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws); and (B) the Company shall record in its books and records the ownership of such MLP Units in the name of GWG;

(ii) The Company shall transfer to GWG the Exchangeable Note MLP Units in full satisfaction of the Exchanged Amount, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws); (B) the Company shall record in its books and records the ownership of such Exchangeable Note MLP Units in the name of GWG, and shall credit GWG’s capital account associated therewith in an amount equal to the Exchanged Amount; and (C) the Company shall satisfy its obligation to pay to GWG the Accrued Interest in accordance with the terms set forth in the Exchangeable Note;

(iii) GWG shall confirm in writing the satisfaction in full by the Company of the Exchangeable Note and the cancellation thereof by GWG;

(iv) GWG shall deliver to each Seller Trust, pro rata, a duly executed stock certificate, registered in such name or names and in such amounts as shall be designated by the Trust Advisors on behalf of the Seller Trusts not less than two (2) Business Days prior to the Final Closing, and dated the Final Closing Date, evidencing the pro rata Stock Consideration issuable thereto, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws);

(v) GWG shall record in its books and records the ownership of the Stock Consideration in such name or names as specified pursuant to Section 2.5(c)(iv) ;

(vi) The Company shall issue to GWG the Additional Consideration pursuant to Section 2.4(a) ;

(vii) The appropriate parties shall deliver the items required to be delivered pursuant to Article IX; and

(viii) Immediately following the Final Closing, GWG shall (A) deliver to each holder of Convertible Preferred Stock a duly executed stock certificate, registered in such holder’s name evidencing the Conversion Shares issuable thereto, free and clear of all Liens (other than Liens arising under the Securities Act and applicable state securities laws); and (B) cancel the corresponding shares of Convertible Preferred Stock.”

4. Section 3.2 of the Agreement is hereby amended by adding the following:

“(c) The Exchangeable Note has been duly and validly authorized and approved by the general partner of the Company and, when executed and delivered as contemplated therein, will have been duly and validly executed and delivered by it, will constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and (ii) as to enforceability, to general principles of equity.”

5. Section 3.6(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) (i) The partnership interests/units authorized for issuance by the Company are an unlimited number of common units under the Amended & Restated Limited Partnership Agreement, of which 74,670,839 common units are outstanding as of the Initial Transfer Date. All of such outstanding common units have been (A) duly authorized, validly issued, fully paid and nonassessable, (B) issued in compliance in all material respects with applicable Laws and (C) issued without breach or violation of any preemptive rights or any Contract. (ii) The Company is the general partner of Company Holdings and all of Company Holdings’ classes of partnership interests/units (A) have been duly authorized and validly issued and are fully paid and non-assessable, (B) were issued in compliance in all material respects with applicable Law and (C) were not issued in breach or violation of any preemptive rights or any Contract. The NPC-A Unit Accounts to be issued to GWG as Additional Consideration shall be, as of the date of such issuance, (X) duly authorized, validly issued, fully paid and non-assessable, (Y) issued in compliance with applicable Laws, and (Z) issued without breach or violation of any preemptive rights or Contract.

6. Section 3.10 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.10. Financial Information . The certain unaudited financial information, including models, forecasts and projections as included in the electronic data room under the heading “August 4-5 Financial Information” (the “August 4 Information”), and as furnished to GWG, (i) fairly present in all material respects the historical, pro forma and projected financial condition and results of operations of the Company and its consolidated Subsidiaries, as the case may be, as of and for the dates thereof and the periods then ended, (ii) to the extent based on historical financial information, such historical financial information was prepared consistent with GAAP, (iii) with respect to pro forma financial information, have been properly presented consistent with GAAP and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein and (iv) with respect to projected financial information, have been prepared consistent with GAAP and in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time made; provided, however that the August 4 Information may be subject to adjustment as a result of the Company’s final enterprise valuation to be prepared by a third-party valuation firm (the “ Final Valuation ”). The only material adjustments to the August 4 Information in the Final Valuation will be to (a) intangible assets and (b) NPC Unit Accounts of Company Holdings.”

7. Section 3.17 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 3.17. Disclosure Documents; Acknowledgment . All written disclosure documentation furnished by or on behalf of the Company to GWG in the electronic data room in connection with the transactions contemplated by this Agreement (including documentation which amends or supersedes previously furnished information) is materially accurate as of the respective date of such documentation and does not, as of such date, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Certain of the financial information in the electronic data room, including information included under the heading “August 4-5 Diligence Responses,” includes and relies upon projections, estimates, pro formas, forecasts and other forward-looking information (collectively, “ Forward-Looking Information ”) and was prepared in good faith as of its respective date in reliance upon such Forward-Looking Information. The representation and warranty set forth in this Section 3.17 with respect to financial information that includes and relies upon Forward-Looking Information shall be deemed made only as of the Initial Transfer Date and shall not apply to any such financial information if an updated version of such financial information is placed into the electronic data room prior to the Initial Transfer Date (in which case the representation and warranty shall be made solely with respect to the updated version of such financial information). The Company acknowledges and agrees that GWG and GWG Life have not made and are not making any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article V.”

8. A new Section 3.18 of the Agreement is hereby added as follows:

“Section 3.18. MLP Units . As of the Initial Transfer Date, there have been no material changes in the terms of the MLP Units or securities of Company Holdings from the terms reflected in the Private Placement Memorandum.

9. A new Section 3.19 of the Agreement is hereby added as follows:

“Section 3.19. MLP Unit Tax Basis . The aggregate MLP Units to be transferred to GWG (i) in exchange for the GWG L Bonds, should have a tax basis determined with reference to the issue price of the GWG L Bonds, (ii) in exchange for GWG Common Stock, should have a tax basis determined with reference to the tax basis of such MLP Units in the hands of the Seller Trusts, and (iii) upon settlement of the instrument to acquire MLP Units as Additional Consideration, should have a tax basis equal to the sum of the amount paid by GWG and any amount includible in income with respect to such instrument. There is no built-in unrealized gain attributable to any property underlying the MLP Units being transferred to GWG. ”

10. Section 5.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b) The affirmative vote or consent of holders of a majority of the outstanding shares of GWG Common Stock to approve the issuance of the shares (including shares issuable upon conversion of the Convertible Preferred Stock) for purposes of NASDAQ Rules 5635(a) and (b) is the only vote or consent of any of GWG’s capital stock necessary in connection with the entry into this Agreement by GWG and the consummation of the transactions contemplated hereby, including the Closing (the “ GWG Stockholder Approval ”).”

11. Section 5.5 of the Agreement is hereby revised to replace the term “Proxy Statement” where it appears in such section with the term “Information Statement.”

12. Section 5.6(a) of the Agreement is hereby amended to add the following sentence at the end of such section:

“Notwithstanding the foregoing, GWG and GWG Life make no representation or warranty regarding the information regarding the Company, the Seller Trusts or MHT Financial SPV, LLC included or incorporated by reference in the GWG Reports.”

13. Section 5.6(f) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(f) There are no material Liabilities of GWG that would be required to be reflected on a balance sheet of GWG prepared in accordance with GAAP, except for Liabilities (a) disclosed, reflected or reserved for in GWG’s consolidated balance sheet as of December 31, 2017 (or the notes thereto) included in the GWG Reports, (b) that have arisen since the date of the most recent balance sheet included in the GWG Reports in the ordinary course of the financing and operation of the business of GWG or (c) arising under any Contract, other than as a result of a breach thereof by GWG.”

14. Sections 5.8(f) and (g) of the Agreement are hereby deleted in their entirety and replaced with the following:

“(f) The shares of GWG Common Stock to be issued to the Seller Trusts, pro rata in accordance with this Agreement, shall be (i) duly authorized and validly issued and are fully paid and nonassessable, (ii) issued in compliance with applicable Law, (iii) not issued in breach or violation of any preemptive rights or Contract, (iv) fully vested and not otherwise subject to a substantial risk of forfeiture and (v) free and clear of all Liens (other than Liens arising under the Securities Act and state securities laws).

(g) The GWG L Bonds to be issued to the Seller Trusts, pro rata in accordance with this Agreement, shall (i) be duly authorized and validly issued, (ii) be issued in compliance with the GWG Indenture and applicable Law, including the requisite approval of the Supplemental Indenture by the Indenture Trustee, (iii) entitle the registered holders to the rights and entitlements set forth therein (y) be issued free and clear of all Liens (other than Liens arising under the Securities Act and state securities laws), and (iv) constitute valid and binding obligations of GWG, enforceable in accordance with their terms subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally, (B) as to enforceability, to general principles of equity.”

15. Section 6.1 is hereby amended by (i) replacing the words “Closing Date” the first time such words appear in such section with the words “Initial Transfer Date,” and (ii) deleting the words “during the Interim Period” at the end of such section and in their place inserting the words “prior to the Final Closing Date.”

16. A new Section 6.6 of the Agreement is hereby added as follows:

“Section 6.6. The Company Financial Statements .

“(a) All financial statements of the Company provided by the Company or its Representatives for inclusion in the GWG Reports, including the definitive Information Statement (the “ Company Financial Statements ”), to the extent the same shall be required under the applicable rules and regulations of the SEC in the absence of any waiver relating thereto, shall be prepared in accordance with GAAP and comply with the SEC requirements for such SEC Report, shall fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments the impact of which is not material and the absence of complete footnotes) in all material respects the financial position of the Company as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended, and shall be provided to GWG as soon as practicable after the date hereof; provided that, in the event such Company Financial Statements to be included in the definitive Information Statement or the Opening Balance Sheet (as defined below) are not delivered to GWG on or before October 31, 2018, an amount equal to $50,000 per calendar day shall accrue commencing November 1, 2018 and be payable by the Company to GWG in cash upon demand by wire transfer of immediately available funds to an account designated in writing by GWG until such Company Financial Statements or Opening Balance Sheet have been delivered. The Company agrees that the actual damages likely to result from the failure of the Company to provide such Company Financial Statements or Opening Balance Sheet are difficult to estimate as of the date of this Agreement and would be difficult for GWG to prove. Accordingly, such amounts shall be deemed liquidated damages for any such failure to compensate GWG for such failure and not a penalty and shall be nonrefundable by GWG.

(b) The Company shall deliver to GWG (A) audited annual financial statements within sixty (60) days of the Company’s fiscal year end of each year (for the prior years’ financial statements) and (B) unaudited quarterly financial statements within twenty-five (25) days of each of the Company’s quarter end (other than the fourth quarter), until the later of (i) the repayment in full of the Commercial Loan and (ii) the absence of any requirement under Regulation S-X of the Exchange Act to include Company financial information in GWG Reports. In addition, the Company shall provide GWG with an audited opening balance sheet dated as of May 31, 2018 and prepared in accordance with GAAP (the “Opening Balance Sheet”) on or before the earlier of the Final Closing Date and October 31, 2018, and shall provide audited annual financial statements for the year ended December 31, 2018 on or before the date that is sixty (60) days following such year end.”

17. A new Section 6.7 of the Agreement is hereby added as follows:

“Section 6.7. Limitations on Issuances of Equity Securities . Unless consented to by GWG (which consent will not be unreasonably withheld) and except as otherwise provided in this Agreement, until the earlier of (a) the transfer, sale or conveyance of more than eighty percent (80%) of the MLP Units owned by GWG as of the Initial Transfer or, if the Final Closing has occurred, as of the Final Closing, and (b) such time as the Company completes at least one Qualified Public Offering which on its own or together with any other public offering results in the Borrower receiving aggregate net proceeds (after underwriting discounts and commissions and offering expenses) of at least $100 million, the Company will not (and will cause each of its Affiliates not to) (i) issue any securities possessing terms that are materially different from the terms of the securities proposed to be offered under the Private Placement Memorandum, or (ii) incur bank debt on terms that are other than commercially reasonable.”

18. The last sentence of Section 7.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding any provision in this Agreement to the contrary, in no event shall GWG or GWG Life issue any debt or encumbrance of any nature or kind senior to the GWG L Bonds issued under this Agreement unless and until the earlier of (i) the refinancing in full of the aggregate principal amount outstanding of the GWG L Bonds issued under this Agreement and (ii) the resale of all such GWG L Bonds by each of the Seller Trusts.”

19. Section 7.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.3 Preparation of SEC Documents .

(a) GWG shall prepare and file with the SEC an information statement on Schedule 14C under the Exchange Act (as the same is amended or supplemented in both its preliminary and definitive forms from time to time, the “ Information Statement ”), to be sent in its definitive form to the GWG Stockholders in connection with the GWG Stockholder Approval. GWG shall use its reasonable best efforts to cause the Information Statement to comply with the rules and regulations promulgated by the SEC. As promptly as practicable after the Information Statement shall have become finalized and filed in its definitive form, GWG shall use its reasonable best efforts to cause the Information Statement to be mailed to its stockholders. No filing of, or amendment or supplement to, the Information Statement will be made (in each case including documents incorporated by reference therein) by GWG without providing the Company with a reasonable opportunity to review and comment thereon and each party shall give reasonable and good faith consideration to any comments made by any other party and their counsel. The Company will be given a reasonable opportunity to provide comment on or for the response to any SEC comments (to which reasonable and good faith consideration shall be given), including by participating with GWG or their counsel in any discussions or meetings with the SEC.

(d) If at any time prior to the Final Closing any information relating to GWG or any of its respective Affiliates, directors or officers, should be discovered by GWG which should be set forth in an amendment or supplement to the Information Statement, so that the Information Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, GWG shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the GWG stockholders.

(e) GWG will advise the other parties hereto promptly after it receives any oral or written request by the SEC for amendment of the Information Statement, or comments thereon and responses thereto or requests by the SEC for additional information, and GWG will promptly provide the other parties with copies of any written communication between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Information Statement. GWG shall use its reasonable best efforts, after consultation with each of the other parties, to resolve all such requests or comments with respect to the Information Statement, as applicable, as promptly as reasonably practicable after receipt thereof. GWG shall notify the other parties hereto promptly of the time when the Information Statement has cleared comments and has been mailed to the GWG stockholders.

(f) All of the fees, costs and expenses incurred or payable to any other Person (other than legal fees and expenses, which shall be subject to Section 11.5 ) in connection with the preparation and filing of the Information Statement, including all of the fees, costs and expenses of the financial printer and other Persons for the printing and mailing of the Information Statement, as applicable, shall be paid by GWG.”

20. Section 7.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“ Section 7.4 . GWG Stockholder Approval . Prior to the Initial Transfer, GWG shall have obtained the GWG Stockholder Approval as contemplated by Section 5.2(b) of this Agreement.”

21. Section 7.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 7.6. Resale Registration .

(a) In connection with the Initial Transfer, GWG and the Seller Trusts will enter into a registration rights agreement in customary and negotiated form but in any event containing (i) demand registration rights affording the assigns of the Seller Trusts rights in respect to the resale registration of all of the L Bonds issued pursuant to this Agreement (subject, however, to limitations that may be imposed by any regulatory agency), and (ii) piggyback registration rights affording the assigns of the Seller Trusts the right to include (subject to customary cutback provisions) any L Bonds not otherwise included in the registration contemplated by Section 7.6(a)(i) . The Seller Trusts and their assigns shall be named express third-party beneficiaries of such registration rights agreement.

(b) In connection with the Final Closing, GWG and the Seller Trusts will enter into a registration rights agreement in customary and negotiated form but in any event containing (i) demand registration rights affording the assigns of the Seller Trusts rights in respect to the resale registration of all of the shares of GWG Common Shares issued pursuant to this Agreement (subject, however, to limitations set forth in the Orderly Marketing Agreement entered into pursuant to Section 8.6 , and subject further to limitations that may be imposed by any regulatory agency), and (ii) piggyback registration rights affording the assigns of the Seller Trusts the right to include (subject to customary cutback provisions) any shares of GWG Common Stock not otherwise included in the registration contemplated by Section 7.6(b)(i) . The Seller Trusts and their assigns shall be named express third-party beneficiaries of such registration rights agreement.”

22. Section 8.1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 8.1 Consents and Approvals . Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as soon as possible following the date hereof and prior to the Initial Transfer or Final Closing, as the case may be and as provided herein, the transactions contemplated by this Agreement, including using commercially reasonable best efforts to (i) obtain all necessary actions, nonactions, waivers, consents, approvals and other authorizations from Governmental Authorities prior to the Initial Transfer for the consummation of the actions contemplated herein to occur at the Initial Transfer, or the Final Closing for the consummation of the actions contemplated herein to occur at the Final Closing, (ii) avoid an Action or proceeding by any Governmental Authority, (iii) obtain all necessary consents, approvals or waivers from third parties, (iv) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement and (v) refrain from taking any action that would reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated by this Agreement.”

23. The lead-in portion of the first sentence of Section 8.2 of the Agreement immediately prior to clause (a) thereto is hereby deleted in its entirety and replaced with the following:

“Each of the Trust Advisors with respect to the Seller Trusts and GWG agree to enter into a shareholders’ agreement (the “ Stockholders’ Agreement ”), subject to and conditioned upon the Closing of this Agreement, relating to certain matters in connection with such Seller Trusts’ shareholding in GWG. Such agreement shall remain in effect for Trust Advisors for the benefit of each of the Seller Trusts up until the termination of the Orderly Marketing Agreement, as contemplated by Section 8.6 below, and shall contain provisions pursuant to which the Seller Trusts, and their respective assignees or transferees will agree as follows:”

24. Section 8.9 of the Agreement is hereby deleted in its entirety.

25. Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.1 Conditions to the Obligations of Each Party . The obligations of the Company, the Seller Trusts, GWG and GWG Life to consummate, or cause to be consummated, the transactions contemplated hereby, are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a) Immediately prior to the Initial Transfer :

(i) There shall not be in force any Governmental Order or Law enjoining or prohibiting the consummation of the other transactions contemplated hereby.

(ii) The HSR waiting period (and any extension thereof) shall have expired or been terminated.

(iii) There shall not have been commenced any Action against any of the parties relating to the transactions contemplated hereby.

(iv) The GWG Stockholder Approval shall have been obtained.

(b) Immediately prior to the Final Closing :

(i) The Initial Transfer shall have occurred.

(ii) There shall not be in force any Governmental Order or Law enjoining or prohibiting the consummation of the other transactions contemplated hereby.

(iii) There shall not have been commenced any Action against any of the parties relating to the transactions contemplated hereby.

(iv) The waiting period under Rule 14c-2(b) for taking action by written consent shall have expired.”

26. Section 9.2 of the Agreement shall be deleted in its entirety and replaced with the following:

“Section 9.2 Conditions to the Obligation of GWG and GWG Life . The obligation of GWG and GWG Life to consummate, or cause to be consummated, the transactions contemplated hereby is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by GWG (on behalf of both GWG and GWG Life) which conditions for the Initial Transfer shall be subject to satisfaction or waiver of the conditions set forth in Section 9.2(a) , (b) and (c) and, with respect to the Final Closing, shall be subject to the satisfaction or waiver of the conditions set forth in Section 9.2(a) , (b) and (d) :

(a) Representations and Warranties .

(i) Each of the representations and warranties of (A) the Company contained in the first sentence of Section 3.1 (Organization), Section 3.2 (Due Authorization) and Section 3.16 (Brokers’ Fees), and (B) the Seller Trusts and MHT SPV contained in Section 4.1 (Organization), Section 4.2 (Due Authorization) and Section 4.10 (Brokers’ Fees) (collectively, the “ Company Specified Representations” ) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the respective Closing Date (which shall mean, as of the Initial Transfer, the Initial Transfer Date and, as of the Final Closing, the Final Closing Date) as though made on such Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

(ii) The representations and warranties of the Company contained in Section 3.6 (Capitalization) shall be true and correct as of the respective Closing Date as though made on such Closing Date.

(iii) Each of the representations and warranties of the Company and the Seller Trusts contained in this Agreement (other than the Company Specified Representations, and the representations and warranties of the Company contained in Section 3.6 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the respective Closing Date as though made on such Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date, or as otherwise expressly provided in Section 3.17 ), except, in either case, where the failure of such representations and warranties to be so true and correct would not have a Material Adverse Effect on the Company or its Subsidiaries, as a whole.

(b) The Company and the Seller Trusts shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to such Closing.

(c) On the Initial Transfer Date :

(i) GWG shall have obtained the following written consents or approvals for the transactions contemplated hereby: (A) a consent from the senior lender to GWG DLP Funding IV, LLC; (B) a consent from the holders of a majority in principal amount of outstanding GWG L Bonds to effect an amendment to the GWG Indenture for the purpose of amending the manner in which the debt-coverage ratio contained therein is calculated; (C) an approval from Bank of Utah, as trustee under the GWG Indenture, for a supplemental indenture relating to the GWG L Bonds to be issued under this Agreement, and (D) confirmation from the GWG Board, not to be unreasonably withheld or delayed, that all conditions to Closing have been reasonably satisfied.

(ii) GWG Life and the Company shall have entered into and delivered the Loan Agreement as contemplated by Section 2.2 and the Company shall have executed and delivered to GWG Life the Note (as such term is defined in the Loan Agreement).

(iii) The Company shall have executed and delivered to GWG the Exchangeable Note.

(iv) GWG and the Company shall have entered into a registration rights agreement in customary and negotiated form reasonably acceptable to the parties, but in any event containing (a) piggyback registration rights affording GWG the right to include the MLP Units (including those acquired at the Initial Transfer and those to be acquired at the Final Closing) for resale on any initial registration statement that the Company files with the SEC under the Securities Act for an initial offering, if any, of Company partnership interests/units (subject to customary cutback provisions) (the “ Initial Registration ”), and (b) demand registration rights with respect to any MLP Units the resale registration of which is not obtained through the Initial Registration.

(v) The GWG Board shall have received a fairness opinion from a nationally recognized valuation firm chosen by GWG to the effect that the transactions contemplated by this Agreement are fair, from a financial point of view, to GWG and its stockholders.

(vi) GWG shall have received a reasoned legal opinion of Willkie Farr & Gallagher LLP, special counsel to the Company, dated as of the Initial Transfer Date and in form and substance reasonably satisfactory to GWG, to the effect that the Company is not, and as a result of the consummation of the Initial Transfer will not be, required to register as an investment company under the Investment Company Act.

(vii) GWG shall have received the written opinion of Mayer Brown LLP, special tax counsel to the Company, dated as of the Initial Transfer Date and in form and substance reasonably satisfactory to GWG, to the effect that the Company will be taxed as a partnership for federal income-tax purposes after giving effect to the transactions effected at the Initial Transfer.

(viii) The Company shall have delivered to GWG a true copy of the resolutions of its respective governing board or authority, as the case may be, authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the respective secretary or similar officer thereof.

(ix) Each of the Company and the Trust Advisors with respect to the Seller Trusts shall have delivered to GWG a certificate signed by a respective officer of such entity (or trustee, as the case may be), dated as of the Initial Transfer Date, certifying that the conditions applicable to it specified in Section 9.2(a) and Section 9.2(b) have been fulfilled.

(x) The Company shall have delivered to GWG a USB drive containing a copy of the contents of the electronic data room made available to GWG in connection with the transactions contemplated by this Agreement (the “Data Room”) as of the Initial Transfer Date.

(d) On the Final Closing Date:

(i) GWG and the Trust Advisors for the benefit of the Seller Trusts (together with one or more investment banks selected by and reasonably acceptable to the parties thereto) shall have entered into the Orderly Marketing Agreement respecting the resale of GWG Common Stock in final negotiated form reasonably acceptable to the parties.

(ii) GWG and the Seller Trusts shall have entered into a Stockholders’ Agreement containing, among others, the terms set forth in Section 8.2 .

(iii) GWG shall have received a bring-down of the legal opinion of Willkie Farr & Gallagher LLP delivered at the Initial Transfer pursuant to Section 9.2(c)(vi) , dated as of the Final Closing Date, and in form and substance reasonably satisfactory to GWG.

(iv) GWG shall have received a bring-down of the written opinion of Mayer Brown LLP delivered at the Initial Transfer pursuant to Section 9.2(c)(vii) , dated as of the Final Closing Date, and in form and substance reasonably satisfactory to GWG.

(v) The Company shall have delivered to GWG an officer’s certificate confirming that there has been no change, amendment or repeal of the authorizing resolutions certified pursuant to Section 9.2(c)(viii) .

(vi) Each of the Company and the Trust Advisors with respect to the Seller Trusts shall have delivered to GWG a certificate signed by a respective officer of such entity (or trustee, as the case may be), dated as of the Final Closing Date, certifying that the conditions applicable to it specified in Section 9.2(a) and Section 9.2(b) have been fulfilled.

(vii) The Company shall have delivered to GWG a USB drive containing a copy of the contents of the Data Room as of the Final Closing Date.”

27. Section 9.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 9.3 Conditions to the Obligations of Company and the Seller Trusts . The obligations of the Company and the Seller Trusts to consummate the transactions contemplated hereby are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company and the Seller Trusts which conditions for the Initial Transfer shall be subject to satisfaction or waiver of the conditions set forth in Section 9.3(a) , (b) and (c) and, with respect to the Final Closing, shall be subject to the satisfaction or waiver of the conditions set forth in Section 9.3(a) , (b) and (d) :

(a) Representations and Warranties .

(i) Each of the representations and warranties of GWG and GWG Life contained in the first and third sentences of Section 5.1 (Corporate Organization), Section 5.2 (Due Authorization) and Section 5.19 (Brokers’ Fees) (the “ GWG Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “ Material Adverse Effect ” or any similar limitation set forth therein) in all material respects as of the respective Closing Date as though made on such Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date).

(ii) Each of the representations and warranties of GWG and GWG Life contained in Section 5.8 (Capitalization) shall be true and correct as of the respective Closing Date as though made on such Closing Date.

(iii) Each of the representations and warranties of GWG and GWG Life contained in this Agreement (other than the GWG Specified Representations, the representations and warranties of GWG contained in Section 5.8 (Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the respective Closing Date (which shall mean, as of the Initial Transfer, the Initial Transfer Date and, as of the Final Closing, the Final Closing Date) as though made on such Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case, they shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct would not a Material Adverse Effect on GWG and its Subsidiaries, as a whole.

(b) GWG and GWG Life shall have complied, in all material respects, with all covenants required to be performed by them as of or prior to such Closing.

(c) On the Initial Transfer Date :

(i) Each of GWG and GWG Life shall have delivered to each of the Company and the Seller Trusts a certificate signed by an officer of GWG and GWG Life, respectively, dated as of the Initial Transfer Date, certifying that the conditions specified in Section 9.3(a), Section 9.3(b) and Section 9.2(c)(i)(B) and (C) have been fulfilled and Section 9.2(c)(i)(A) is not applicable.

(ii) GWG shall have delivered to each of the Company and the Seller Trusts a true copy of the resolutions of the GWG Board authorizing the execution of this Agreement, the designation and issuance of the Convertible Preferred Stock, and the consummation of the transactions contemplated herein, certified by the secretary or similar officer of GWG.

(iii) GWG Life shall have delivered to each of the Company and the Seller Trusts a true copy of the resolutions of the board of managers of GWG Life authorizing the execution of this Agreement and the consummation of the transactions contemplated herein, certified by the secretary or similar officer of GWG Life.

(iv) GWG Life and the Company shall have entered into the Loan Agreement as contemplated by Section 2.2.

(v) GWG shall have executed and delivered to the Company a joinder to the Amended & Restated Limited Partnership Agreement.

(vi) GWG and the Seller Trusts shall have entered into a registration rights agreement in customary and negotiated form reasonably acceptable to the parties, but in any event containing demand and piggyback registration rights affording the Seller Trusts the right to have the GWG L Bonds registered for resale with the SEC under the Securities Act.

(vii) GWG Life shall remain a wholly owned subsidiary of GWG as of such Closing Date.

(viii) The Company shall have received a reasoned legal opinion of Mayer Brown LLP, counsel to GWG, dated as of the Initial Transfer Date and in form and substance reasonably satisfactory to the Company, to the effect that, GWG is not, and as a result of the consummation of the transaction contemplated by this Agreement will not be, required to register as an investment company under the Investment Company Act.

(ix) The GWG Stockholder Approval granted June 14, 2018, shall be in full force and effect and shall not have been rescinded, repealed or voided in any respect.

(d) On the Final Closing Date :

(i) GWG and the Trust Advisors with respect to the Seller Trusts (together with one or more investment banks selected by and reasonably acceptable to the parties thereto) shall have entered into the Orderly Marketing Agreement respecting the resale of GWG Common Stock in final negotiated form reasonably acceptable to the parties.

(ii) GWG and the Trust Advisors with respect to the Seller Trusts shall have entered into a Stockholders’ Agreement containing, among others, the terms set forth in Section 8.2 .

(iii) GWG and the Seller Trusts shall have entered into a registration rights agreement in customary and negotiated form reasonably acceptable to the parties, but in any event containing demand and piggyback registration rights affording the Seller Trusts the right to have the Stock Consideration registered for resale with the SEC under the Securities Act.

(iv) GWG shall have delivered to the Company the cancelled Exchangeable Note.

(v) Each of GWG and GWG Life shall have delivered to each of the Company and the Seller Trusts a certificate signed by an officer of GWG and GWG Life, respectively, dated as of the Final Closing Date, certifying that the conditions specified in Section 9.3(a) and Section 9.3(b) have been fulfilled.

(vi) GWG shall have delivered to each of the Company and the Seller Trusts an officer’s certificate confirming that there has been no change, amendment or repeal of the authorizing resolutions certified pursuant to Section 9.3(c)(ii) and confirming that all actions have been taken for the conversion of the Convertible Preferred Stock in accordance with its terms immediately subsequent to the Final Closing.

(vii) GWG Life shall have delivered to each of the Company and the Seller Trusts an officer’s certificate confirming that there has been no change, amendment or repeal of the authorizing resolutions certified pursuant to Section 9.3(c)(iii) .

(viii) The GWG Common Stock issuable as Stock Consideration to the Seller Trusts and the Conversion Shares shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(ix) GWG Life shall remain a wholly owned subsidiary of GWG as of such Closing Date.

(x) The Company shall have received a bring-down of the legal opinion of Mayer Brown LLP delivered pursuant to Section 9.3(c)(viii) , counsel to GWG, dated as of the Final Closing Date and in form and substance reasonably satisfactory to the Company.

(xi) The GWG Stockholder Approval granted June 14, 2018, shall be in full force and effect and shall not have been rescinded, repealed or voided in any respect.”

28. Section 10.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b) by either the Company, the Trust Advisors on behalf of the Seller Trusts, or by GWG if this Agreement shall have failed to receive the GWG Stockholder Approval, or such has been rescinded, repealed or withdrawn prior to the Initial Transfer;”

Section 2. No Further Changes; Ratification . All other terms and provisions of the Agreement are hereby ratified in full and incorporated by reference herein, except to the extent that defined terms used throughout the Agreement shall be modified or replaced consistent with the provisions and intent of this Third Amendment.

Section 3. No Third-Party Beneficiary . This Third Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of the Agreement or this Third Amendment.

Section 4. Entire Agreement . This Third Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. Except as amended by this Third Amendment, the Agreement shall continue in full force and effect.

Section 5. Counterparts . This Third Amendment may be executed in counterparts (and delivered by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6. Governing Law . This Third Amendment, and all claims or causes of action based upon, arising out of, or related to this Third Amendment or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 7. Seller Trusts and Trust Advisors . It is expressly understood and agreed that (a) this document is executed and delivered by Delaware Trust Company, not individually or personally, but solely as Trustee, pursuant to direction from the Trust Advisors and in the exercise of the powers and authority conferred and vested in Delaware Trust Company as Trustee pursuant to the Trust Agreements of the Seller Trusts (the “ Trust Agreements ”) and the Trustee is governed by and subject to the Trust Agreements and entitled to the protections, rights and benefits contained therein, (b) each of the representations, undertakings and agreements herein made on the part of the Seller Trusts and Trust Advisors is made and intended not as personal representations, undertakings and agreements by Delaware Trust Company but is made and intended for the purpose for binding only the Seller Trusts and respective trust estates (the “ Seller Trust Assets ”), (c) nothing herein contained shall be construed as creating any liability on Delaware Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Delaware Trust Company be personally liable for the payment of any indebtedness or expenses of the Seller Trusts or Trust Advisors or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Seller Trusts or Trust Advisors under this Agreement or any other related documents, and (e) under no circumstances shall the Trust Advisors be personally liable for the payment of any indebtedness or expenses or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement, all such recourse being strictly to the Seller Trust Assets.

[Signature Page Follows]

IN WITNESS WHEREOF the parties have hereunto caused this Third Amendment to be duly executed as of the date first set forth above.

GWG HOLDINGS, INC.

By:	JON SABES
Name: Jon Sabes
Title: Chief Executive Officer

GWG LIFE, LLC

By:	JON SABES
Name: Jon Sabes
Title: Chief Executive Officer

[Signature Page to Third Amendment to Master Exchange Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Third Amendment to be duly executed as of the date first set forth above.

THE BENEFICIENT COMPANY GROUP, L.P.

By:	BRAD K. HEPPNER
Name: Brad K. Heppner
Title: Chief Executive Officer

MHT FINANCIAL SPV, LLC

By:	MURRAY T. HOLLAND
Name: Murray T. Holland
Title: Manager

THE LT-1 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

THE LT-2 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

[Signature Page to Third Amendment to Master Exchange Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Third Amendment to be duly executed as of the date first set forth above.

THE LT-3 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

THE LT-4 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

THE LT-5 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

THE LT-6 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

[Signature Page to Third Amendment to Master Exchange Agreement]

IN WITNESS WHEREOF the parties have hereunto caused this Third Amendment to be duly executed as of the date first set forth above.

THE LT-7 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

THE LT-8 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

THE LT-9 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

THE LT-12 EXCHANGE TRUST,

By:	DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:	ALAN R. HALPERN
Name: Alan R. Halpern
Title: Vice President

[Signature Page to Third Amendment to Master Exchange Agreement]

MURRAY T. HOLLAND, as Trust Advisor

MURRAY T. HOLLAND

JEFFREY S. HINKLE, as Trust Advisor

JEFFREY S. HINKLE